EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

      I, Michael L. Chasen, Chief Executive Officer of Blackboard Inc. (the “Company”), do hereby certify, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

1.	The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2004 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of the written statement required by Section 906 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 6, 2004

/s/ MICHAEL L. CHASEN
Michael L. Chasen Chief Executive Officer